Exhibit 99.1

Contact:	Dennis Lakomy	Release Date: Immediate
Chief Financial Officer
(708) 757-2803

CFC INTERNATIONAL, INC. REPORTS 2006 FIRST QUARTER RESULTS

•	Net income decreased to $1.2 million for the first quarter of 2006, down 23.2% from $1.5 million as compared to the same period last year.

•	After excluding the effect of transaction expenses of $292,000 (after income taxes) associated with the terminated merger with Quad-C Management, net income for the first quarter of 2006 would have decreased to $1.4 million, down 3.8% from $1.5 million as compared to the same period last year.

Chicago Heights, Illinois, May 4, 2006 – Worldwide holographic and specialty coated film manufacturer, CFC International, Inc. (Nasdaq: CFCI) reported results for the first quarter of 2006. Net sales for the first quarter 2006 decreased 2.5% to $22.4 million, compared to $23.0 million in the first quarter of 2005. This decrease in sales is primarily due to lower volumes of printed products as a result of customer’s ordering higher volumes in the fourth quarter of 2005 to obtain product before the Company’s November 15, 2005 price increase. Lower sales were also the result of a decrease in security products, primarily due to weaker gift card volumes. In addition, a weakened Euro adversely affected net sales by $600,000 in the first quarter of 2006.

Net income decreased 23.2% to $1.2 million, or $0.25 cents per share on a fully diluted basis for the first quarter of 2006, compared to $1.5 million, or $0.33 cents per share on a fully diluted basis, in the first quarter of 2005. The Company incurred transaction expenses of $292,000 (after income taxes) associated with the terminated merger with Quad-C Management during the first quarter of 2006. Excluding the effects of these costs, the first quarter of 2006 net income would have decreased 3.8% to $1.4 million, or $0.31 cents per share on a fully diluted basis, compared to net income of $1.5 million, or $0.33 cents per share on a fully diluted basis, in the first quarter of 2005.

“In the first quarter of 2006, operating results continued to be affected by transaction expenses incurred as a result of the terminated merger with Quad-C Management, as well as lower sales volumes in our printed and security products,” said Greg Jehlik, CFC’s President and Chief Executive Officer. “However, we are confident that by continuing to focus on the fundamentals of our business and on executing our strategic initiatives, along with driving further improvements in our operations, that CFC will continue to deliver profitable results and increased sales growth in 2006.”

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Based upon the Company’s results and factoring in the current economic outlook, the Company anticipates earning net income of $0.90 to $1.00 cents per share on a fully diluted basis for 2006 utilizing a 35.5% tax rate.

Headquartered in Chicago Heights, Illinois, CFC International is a market leader in the design, manufacture and marketing of holographics and specialty functional coatings that add value to a wide variety of industrial and consumer products. The Company operates facilities in Chicago Heights and Countryside, Illinois; London, England; and Göppingen, Germany.

A condensed consolidated balance sheet and statement of operations is attached.

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Statements made in this press release, including those relating to expectations of future sales, net income and operating costs reductions, estimated availability of additional equipment, estimations of the market size for certain of the company’s products or the company’s share of those markets and expectations of increased sales attributable to various product lines, are forward looking and are made pursuant to the safe harbor provisions of the Securities Reform Act of 1995. Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, continued unfavorable economic conditions may impact market growth trends or otherwise impact the demand for the company’s products and services; competition from existing and new competitors and producers of alternative products will impact the company’s ability to penetrate or expand its presence in new or growing markets; uncertainties relating to the company’s ability to develop and distribute new proprietary products to respond to market needs in a timely manner may impact the company’s ability to exploit new or growing markets; the Company’s ability to successfully identify and implement productivity improvements and cost reduction initiatives may impact profitability; and risks inherent in international operations, including possible economic, political or monetary instability, may impact the level and profitability of the company’s foreign sales. In addition to the factors set forth in this release, the economic, competitive, governmental, technological and other factors identified in the company’s filings with the Securities and Exchange Commission, could affect the forward looking statements contained in this press release. We have no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this press release or to reflect the occurrence of anticipated events.

You may access additional information, including our filings with the Securities and Exchange Commission and previous press releases by visiting CFC International’s Internet homepage at www.cfcintl.com.

CFC INTERNATIONAL, INC.

Consolidated Statements of Income

(In Thousands, Except Earnings Per Share and Operating Income Percentage)	1st Quarter 2006	1st Quarter 2005
Net Sales	$22,419	$22,989
Cost of Goods (Excluding Depreciation and Amortization Shown Below)	14,652	14,403
Operating Expenses	4,255	4,627
Depreciation and Amortization	1,193	1,174
Transaction Expenses	453	—

Operating Income	1,866	2,785
Operating Income %	8.3%	12.1%
Interest Expense	272	279
Interest Income	(39)	(5)
Interest Rate Swap Valuation Benefit	(9)	(33)
Rental Income / Other Expense	(5)	(65)
Foreign Currency Exchange (Gain)/Loss	(138)	277

Income Before Income Taxes	1,785	2,332

Provision for Income Taxes	634	832

Net Income	$1,151	$1,500

Diluted Weighted Average Number of Shares Outstanding	4,633	4,613
Diluted Earnings Per Share	$0.25	$0.33
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Note 1)	$3,512	$3,959

(In Thousands)	1st Quarter 2006	1st Quarter 2005
International Net Sales	$10,105	$10,629
International Net Sales	45.1%	46.2%

NOTE 1: The Company believes earnings before interest, taxes, depreciation and amortization, rental income, foreign currency exchange (gain)/loss and transaction expenses (adjusted EBITDA) is an appropriate measurement for its business because its enterprise value is more closely aligned with this measurement and because of the continual investment the company makes in long-lived assets. Adjusted EBITDA should not necessarily be considered as an alternative to net income or cash flows from operating activities which are determined in accordance with Generally Accepted Accounting Principles as an indicator of operating performance or as a measure of liquidity. The table that follows reconciles net income to adjusted EBITDA as defined:

	1st Quarter
(In Thousands)	2006	2005
Net income	$1,151	$1,500

Add back (subtract):
Income taxes	634	832
Interest expense	272	279
Interest rate swap valuation (benefit)	(9)	(33)
Rental income	(5)	(65)
Interest income	(39)	(5)
Depreciation and amortization	1,193	1,174
Foreign currency exchange (gain)/loss	(138)	277
Transaction expenses	453	—

Adjusted EBITDA	$3,512	$3,959

CFC INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS AT

MARCH 31, 2006 AND DECEMBER 31, 2005

	March 31, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$4,379,782	$5,013,772
Restricted cash	417,859	365,683
Accounts receivable, less allowance for doubtful accounts	15,042,399	14,188,067
Inventories	16,863,975	17,319,347
Other current assets	2,057,475	2,014,790

Total current assets	38,761,490	38,901,659

Property, plant and equipment, net	25,781,382	26,300,422
Deferred income taxes	2,135,029	2,129,417
Intangible assets, net	2,097,924	2,157,032
Other assets	214,194	214,194
Fair value of interest rate swap	119,593	110,950
Goodwill	1,029,462	1,029,462

Total assets	$70,139,074	$70,843,136

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$6,412,224	$6,412,224
Accounts payable and accrued expenses	11,236,374	13,695,493

Total current liabilities	17,648,598	20,107,717

Deferred income taxes	2,532,675	2,558,294
Long-term debt	12,739,576	12,824,896

Total liabilities	32,920,849	35,490,907

Stockholders’ equity	37,218,225	35,352,229

Total liabilities and stockholders’ equity	$70,139,074	$70,843,136